Exhibit 5.3

ROBERT BRANTL, ESQ.

52 Mulligan Lane

Irvington, NY 10533

914-693-3026

September 26, 2019

JRSIS Health Care Corporation

No. 38 South Street, Hulan Town

Hulan District, Harbin City

Heilongjiang Province, P.R. China 150025

Re:	Post-Effective Amendment No. 1 to Registration Statement on Form S-1, File No. 333-224703 (the “Registration Statement”)

Ladies and Gentlemen:

I have acted as counsel to JRSIS Health Care Corporation, a Florida corporation (the “Company”), in connection with its filing on September 26, 2019 with the Securities and Exchange Commission of Post-Effective Amendment No. 1 to the registration statement on Form S-1 (File No. 333-224703), which also serves, pursuant to Rule 429, as a post-effective amendment to an earlier registration statement on Form S-1 (File No. 333-194359), all under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offer and sale by the shareholders identified in the prospectus (the “Selling Shareholders”) of up to 3,555,600 shares of the Company’s common stock (the “Shares”), including 592,600 shares that were issued by the Company to the Selling Shareholders on May 28, 2019 as a stock dividend (the “Dividend Shares”) and are included in the Registration Statement pursuant to Rule 416(b).

For purposes of this opinion, I have examined and relied upon such documents, records, certificates and other instruments as I deemed necessary, including minutes of actions of the Company’s Board of Directors relating to the stock dividend and records of the issuance of the Dividend Shares. In such examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as certified copies or photocopies and the authenticity of the originals of such latter documents.

Based upon and subject to the foregoing, I am of the opinion that the Dividend Shares are legally issued, fully paid, and non-assessable.

I hereby consent to the filing of this opinion as an exhibit to the aforesaid Registration Statement and to the use of my name in the Prospectus forming a part of the Registration Statement under the caption “Legal Matters.”

Very truly yours,

/s/ Robert Brantl
Robert Brantl